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                                                                   EXHIBIT 99.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             TROVER MERGER SUB, INC.
                                      INTO
                           HEALTHCARE RECOVERIES, INC.
                         (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


Healthcare Recoveries, Inc., a Delaware corporation (the "Company"), does hereby certify:

         FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of Trover Merger Sub, Inc., a Delaware corporation.

         THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted as of January 10, 2002, determined to merge into itself Trover Merger Sub, Inc. on the conditions set forth in such resolutions, and pursuant to such merger, determined to change its corporate name from Healthcare Recoveries, Inc. to Trover Solutions, Inc.:

         RESOLVED, that Healthcare Recoveries, Inc. merge into itself its subsidiary, Trover Merger Sub, Inc., and assume all of said subsidiary's liabilities and obligations;

         RESOLVED, that the President and the Secretary of the Company are hereby directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said Trover Merger Sub, Inc. into the Company and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, Delaware; and

         RESOLVED, that, upon the effectiveness of the merger, the name of the surviving corporation shall be changed to "Trover Solutions, Inc."


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         IN WITNESS WHEREOF, said Healthcare Recoveries, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Douglas R. Sharps, its authorized officer, this 14th day of January 2002.



                                    HEALTHCARE RECOVERIES, INC.


                                    By            /s/Douglas R. Sharps
                                       ----------------------------------------
                                                     Douglas R. Sharps

                                    Title:   Executive Vice President--Finance,
                                             Administration & Law